United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 26, 2013

Bnc bancorp

(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3980 Premier Drive

High Point, North Carolina 27265

(Address of principal executive offices)

(336) 476-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01         Entry Into a Material Definitive Agreement

On April 26, 2013, BNC Bancorp (the “Company”) entered into a $30 million senior unsecured term loan agreement with Synovous Bank (the “Term Loan”). The Term Loan is unsecured but the Company has agreed not to pledge its Bank of North Carolina stock. The net proceeds from the Term Loan were used to redeem the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”).

The Term Loan bears interest as determined by the Company at either (i) 3.5%, plus a rate equal to the higher of (a) prime lending rate (published in the Wall Street Journal) as in effect from time to time, (b) the Federal Funds rate, as in effect from time to time, plus one- half of one percent per annum, and (c) LIBOR determined on a daily basis for a period of one month, plus 1.00%, or (ii) 4.5%, plus the 30, 60, or 90 day LIBOR. The interest rate has a floor of 1.00%. The Term Loan matures on April 26, 2018 and is amortized over the five year term. The Term Loan has customary reporting, financial, affirmative and negative covenants and includes a prepayment penalty during the first two years of the term.

The representations, warranties and covenants contained in the Term Loan were made solely for purposes of such documents and as of specific dates, were made solely for the benefit of the parties to the applicable documents, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Term Loan instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to shareholders. Shareholders are not third-party beneficiaries under the Term Loan and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Term Loan which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing summary of the Term Loan is only a brief description of certain terms, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Term Loan agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosures of the material terms and conditions of the Term Loan contained in Item 1.01 above are hereby incorporated into this Item 2.03 by reference.

Item 8.01         Other Events

On April 26, 2013, the Company issued a press release to announce the planned redemption of the Series A Preferred Stock. The press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference. The information furnished in this Item 8.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Term Loan Agreement dated April 26, 2013 among BNC Bancorp and Synovous Bank

99.1	Press Release dated April 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2013

BNC BANCORP

By:	/s/ David B. Spencer
Name:	David B. Spencer
Title:	Executive Vice President & Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Term Loan Agreement dated April 26, 2013 among BNC Bancorp and Synovous Bank
99.1	Press Release dated April 26, 2013

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